UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019 (August 28, 2019)

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street

15th Floor

New York, New York

10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CMFN	The NASDAQ Global Select Market
6.125% Notes due 2023	CMFNL	The NASDAQ Global Select Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

CM Finance Inc (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) on August 28, 2019. There were 13,619,690 shares of the Company’s common stock outstanding and entitled to vote on the record date for the Special Meeting, and 9,059,287 shares of the Company’s common stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum. The Company’s stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 12, 2019:

Proposal 1: New Advisory Agreement Proposal

The Company’s stockholders voted to approve the new investment advisory agreement (the “New Advisory Agreement”) between the Company and CM Investment Partners LLC (the “Adviser”), in connection with the acquisition by Investcorp Credit Management US LLC (“Investcorp”) of an approximate 76% ownership interest in the Adviser. The following votes were taken in connection with this proposal:

For	Against	Abstain
8,907,187	72,948	79,152

Proposal 2: Adjournment Proposal

The Company’s stockholders voted to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve Proposal 1. The following votes were taken in connection with this proposal:

For	Against	Abstain
8,896,577	94,237	68,470

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2019	CM FINANCE INC

	By:	/s/ Rocco DelGuercio
Name: Rocco DelGuercio
Title: Chief Financial Officer

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